UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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POINT Biopharma Global Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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POINT Biopharma Global Inc.
Dear Stockholder:

On behalf of the board of directors and management of POINT Biopharma Global Inc., we cordially invite you to attend our 2022 Annual Meeting of Stockholders. (The Meeting will be held on Thursday, June 2, 2022, at 2:00 p.m. Eastern Daylight Time. The Meeting will be held in a virtual-only format. Stockholders will be able to participate in the Meeting by visiting https://www.cstproxy.com/pointbiopharma/2022.
The accompanying notice of annual meeting and proxy statement describe the formal business to be transacted at the Meeting. Following the formal business portion of the Meeting, there will be a report on the operations of the Company and stockholders will be given the opportunity to ask questions. To virtually attend the Meeting or vote your shares, you will need the control number, which can be found on the proxy card included in your proxy materials. More details can be found in the accompanying notice of annual meeting and proxy statement.
We encourage you to attend the meeting. Whether or not you plan to attend the Meeting, please carefully review the accompanying proxy statement and cast your vote as soon as possible. This will ensure that your vote is counted. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the enclosed postage-paid envelope. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Please cast your vote by one of the available means at your earliest convenience to ensure that your vote will be received in time and counted at the Meeting.
At POINT, your investment and continuing interest in our efforts are very much appreciated. We hope that you will join us on June 2, 2022.

                        Sincerely,

Joe McCann
                        Chief Executive Officer

Indianapolis, Indiana
April 28, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 2, 2022 AT 2:00 P.M., EASTERN DAYLIGHT TIME

To Our Stockholders:
We cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Meeting”) of POINT Biopharma Global Inc. (“POINT,” the “Company,” “we,” “our”). The Meeting will be held virtually on Thursday, June 2, 2022, at 2:00 p.m Eastern Daylight Time, for the following purposes:
1.To re-elect each of Jonathan Ross Goodman and Dr. Rajesh K. Malik, M.D. as a Class I director to serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified;
2.To ratify, on an advisory basis, the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.To transact such other business as may properly come before the Meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
The Company’s Board of Directors has fixed the close of business on Thursday, April 14, 2022 (the “Record Date”), for the determination of stockholders who are entitled to receive notice of and to vote at the Meeting, including any adjournment thereof. All stockholders are invited to attend the live webcast of the Meeting by visiting https://www.cstproxy.com/pointbiopharma/2022. To participate in and vote at the Meeting, you will need the unique 12-digit control number found on the proxy card included in your proxy materials. If you do not have Internet access, you can join the Meeting via a listen-in only options (without the ability to vote or ask questions during the Meeting) by dialing 800-450-7155 (or +1 857-999-9155 for calls made outside the U.S. and Canada, standard rates apply) and enter 5979358# for access.

Your vote is important. Whether or not you plan to attend the Meeting, please vote electronically via the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the enclosed postage-paid envelope. If you attend the Meeting and prefer to vote during the Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Meeting.

As always, we encourage you to vote your shares prior to the Meeting.

By Order of the Board of Directors,
                        Bill Demers
                        Corporate Secretary

April 28, 2022

POINT Biopharma Global Inc.
4850 West 78th Street,
Indianapolis, IN 46268

PROXY STATEMENT
For 2022 Annual Meeting of Stockholders

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of POINT Biopharma Global Inc. (“POINT,” the “Company,” “we,” “us,” “our”) to be voted at the Annual Meeting of the Stockholders (the “Meeting”) to be held virtually on Thursday June 2, 2022 at 2:00 p.m., Eastern Daylight Time, or any adjournments or postponements thereof. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Meeting.

This proxy statement is first being mailed to our stockholders on or about April 28, 2022. The Company’s Annual Report for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), is being mailed to our stockholders concurrently with this proxy statement. The 2021 Annual Report is not to be regarded as proxy soliciting material. In addition, this proxy statement and the 2021 Annual Report are available on our website at www.pointbiopharma.com.

The information provided in the “question and answer” format below is for your convenience only. You should read this entire proxy statement carefully.
GENERAL INFORMATION

What is POINT’s relationship to Therapeutics Acquisition Corp., d/b/a Research Alliance Corp. I?

POINT was a special purpose acquisition company known as Therapeutics Acquisition Corp., d/b/a Research Alliance Corp. I, a Delaware corporation (“RACA”), prior to the closing of a business combination on June 30, 2021 (the “Closing “), pursuant to which Bodhi Merger Sub, Inc., a wholly-owned subsidiary of RACA (“Merger Sub”), merged with and into POINT Biopharma Inc. with POINT Biopharma Inc. surviving such merger as a wholly-owned subsidiary of RACA (the “Business Combination”) in accordance with the terms of a definitive business combination agreement, dated as of March 15, 2021, by and among, RACA, POINT Biopharma Inc. and Merger Sub (the “Business Combination Agreement”). In connection with the Business Combination and as of the Closing, RACA changed its name to “POINT Biopharma Global Inc.” For further information on the Business Combination, please refer to our 2021 Annual Report provided to our stockholders together with this proxy statement.

Why am I receiving this proxy statement and proxy form?

You are receiving this proxy statement and the proxy card because you owned shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date, and that entitles you to vote at the Meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below under “How do I vote?” to submit your proxy over the Internet or by telephone.

Who is soliciting my vote?

The Board is sending you this proxy statement in connection with its solicitation of proxies for use at the Meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to the beneficial owners of our Common Stock.

What am I voting on?
At the Meeting you will be asked to vote on two proposals:
1.To re-elect each of Jonathan Ross Goodman and Dr. Rajesh K. Malik, M.D. as a Class I director to serve until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified; and
2.To ratify, on an advisory basis, the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who is entitled to vote?

Only stockholders of record at the close of business on April 14, 2022 (the “Record Date”) are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. We have no class or series of shares currently outstanding other than our Common Stock. Each holder of the shares of our Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder at our executive offices for a period of ten days prior to the Meeting until the close of the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company ("Continental"), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Meeting.

Beneficial Owner
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described below.

How do I vote?
You may vote on the Internet, by telephone, by mail or by attending the Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Meeting.
Stockholders of Record. If you are a stockholder of record, and your shares are registered directly in your name, you may vote as follows:
Vote on the Internet
You may submit your proxy by going to https://www.cstproxy.com, and following the instructions provided in the proxy card that accompanied your proxy materials. You will need the control number included on your proxy card. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 1, 2022.
Vote by Telephone
You can also vote by telephone by dialing 1-866-894-0536. You will need the control number included on your proxy card when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 1, 2022.
Vote by Mail

You may choose to vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Continental Stock Transfer & Trust Co, 1 State Street Floor 30, New York City, N.Y., 10275-0741. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m., Eastern Daylight Time, on June 1, 2022.
Voting at the Meeting
     You may vote at the virtual Meeting.
    You can attend and participate in the virtual Meeting by going to https://www.cstproxy.com/pointbiopharma/2022. You will need the control number included on your proxy card. Even if you plan to attend the virtual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.
Beneficial Owners of Shares held in “Street Name”. If you hold your shares in “street name,” as described above, you will receive voting instructions from your broker, bank, trustee or other nominee, generally referred to herein as your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Meeting unless you obtain a legal proxy from your broker.
Voting by Proxy. All shares represented by valid proxies received before the Meeting will be voted. If you complete and submit your proxy before the Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretionary authority to vote your shares on those matters. We do not currently anticipate that any other matters will be raised at the Meeting.

How do I attend the Meeting?

The Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the Meeting in person. To attend the Meeting, follow the instructions below for either “Stockholders of Record” or “Beneficial Owners” as may be applicable to you. In addition, any stockholder may attend the Meeting via telephone in a listen-in only option.

Stockholders of Record:

If you were a stockholder of record of Common Shares at the close of business on the Record Date, you will be able to participate in the Meeting, vote electronically and submit questions during the live webcast of the Meeting, without advance registration. On the day of the Meeting you will log in to the virtual Meeting by going to: https://www.cstproxy.com/pointbiopharma/2022. Your Proxy Card contains instructions and provides your control number. You will need your control number for access to the Meeting. You should log in to the website about 15 minutes before the Meeting to assure timely entrance to the virtual Meeting. If you do not have your control number, contact Continental by e-mail at proxy@continentalstock.com, at least 72 hours before the Meeting.

Beneficial Owners:

To attend the Meeting and vote shares at the Meeting, beneficial owners will need to contact Continental by email at proxy@continentalstock.com to receive a control number. Please allow up to 72 hours prior to the Meeting for processing your control number. If you plan to vote at the Meeting you will also need to have what is called a “legal proxy” that you must obtain from your broker and provide to Continental with your email request. This assures your votes will not be double counted. Without the “legal proxy” from your broker, you will not be allowed to vote at the Meeting. On the day of the Meeting you will log in to the virtual Meeting by going to: https://www.cstproxy.com/pointbiopharma/2022 and entering the control number provided by Continental.

Via Telephone listen-in only Option:

Any stockholder may also join the Meeting via a listen-in only option by dialing 800-450-7155 (or +1 857-999-9155 for calls made outside the U.S. and Canada, standard rates apply) and enter 5979358# for access to the Meeting. Stockholders that join via the listen-in only option will not have the ability to vote or ask questions during the Meeting.

Will my shares be voted if I do not sign and return my proxy card?

If you are a stockholder of record and do not return your proxy card or vote at the Meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you. Brokers normally have discretion to vote on routine matters, such as ratification of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, but not on non-routine matters. The stock exchange rules provide that uncontested director elections are not considered routine matters and brokers do not have discretion to vote on any director election. Therefore, the election of the Class I directors is not considered a routine proposal and your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the election of the Class I directors.

Can I change my vote?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by (i) delivering written notice of revocation to the Company at any time before the close of voting at the Meeting; (ii) submitting a later dated proxy over the Internet or by telephone in accordance with the instructions on your proxy card (in which case only your latest Internet or telephone proxy submitted will be counted); or (iii) attending the virtual Meeting and voting your shares electronically during the Meeting. Your attendance at the Meeting will not by itself revoke a previously granted proxy.

If you hold your shares in “street name” through a broker, you may revoke your proxy by following instructions provided by your broker.

No notice of revocation or later-dated proxy will be effective until received by the Company at or prior to the Meeting.

What constitutes a quorum for the Meeting?

As of the Record Date, the Company had 90,124,283 outstanding shares of Common Stock. A majority of the Company’s outstanding shares as of the Record Date (a quorum) must be present at the Meeting in order to hold the Meeting and conduct business. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting. A share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned meeting).

What are the Board’s recommendations?

The Board recommends a vote (1) FOR the re-election of Jonathan Ross Goodman and Dr. Rajesh K. Malik, M.D. as Class I directors of POINT; and (2) FOR ratification, on an advisory basis, of the appointment of Armanino, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If properly signed and returned in time for the Meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, the persons named as the proxy holder therein will vote as recommended by the Board. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining a quorum, but are not considered votes cast with respect to the tabulations of votes cast on proposals presented to stockholders. Each proposal is tabulated separately.

What vote is required to approve each proposal?
Assuming that a quorum is present, the following votes will be required:
•With respect to the first proposal (re-election of Jonathan Ross Goodman and Dr. Rajesh K. Malik, M.D. as Class I directors of POINT), each director nominee will be elected by a plurality of the votes cast, which means that the director nominees receiving the highest number of votes will be elected. Only FOR and WITHHOLD votes will affect the outcome of this proposal. Abstentions and “broker non-votes”, if any, will not affect the outcome of this proposal.
•The second proposal (the ratification, on an advisory basis, of the appointment of Armanino LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022) requires the affirmative vote of a majority of the total votes cast. Abstentions and “broker non-votes”, if any, will not affect the outcome of this proposal.

Holders of the Common Stock will not have any rights of appraisal or similar dissenter’s rights in connection with any of the matters to be voted on at the Meeting.
What are the implications of being an “emerging growth company” and smaller reporting company?
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “ JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of RACA’s initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue of at least $1.07 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). Even after we are no longer an emerging growth company, we may remain a “smaller reporting company,” as described below.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the Meeting.

Can I vote on other matters or submit a proposal to be considered at the Meeting?

The Company has not received timely notice of any stockholder proposals pursuant to Rule 14a-8 under the Exchange Act to be considered at the Meeting. Stockholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company’s Amended and Restated By-laws. The Company does not intend to present any other business at the Meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement as the date specified in the Company’s Amended and Restated By-laws for advance notice of proposals by stockholders has passed. If any other matters properly come before the Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or in their discretion, in each case to the extent permitted under the U.S. securities laws.

For the Company’s 2023 Annual Meeting of Stockholders, stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on December 29, 2022 and otherwise comply with the requirements of Rule 14a-8. For stockholders seeking to present a proposal, other than a nomination of persons for election to the Board, at the 2023 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company by March 4,

2023, but not before February 2, 2023; provided, however, that in the event the 2023 Annual Meeting of Stockholders takes place prior to May 3, 2023 or after August 1, 2023, notice must be received by the Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Can I nominate an individual to serve as a director?

If stockholders wish to nominate an individual at the 2023 Annual Meeting of Stockholders to serve as a director, they must deliver timely notice of the nomination in proper written form to the Secretary of the Company as provided in our Amended and Restated By-laws. For a stockholders’ notice to the Secretary to be timely under our Amended and Restated By-laws, it must be delivered to or mailed and received at our principal executive offices by March 4, 2023, but not before February 2, 2023; provided, however, that in the event the 2023 Annual Meeting of Stockholders takes place prior to May 3, 2023 or after August 1, 2023, notice must be received by the Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at 317-543-9957. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee directly.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation (the “Certificate”), our Board is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class expiring at the annual meeting of stockholders in successive years. The term of each of Margaret E. Gilmour, Jonathan Ross Goodman and Dr. Rajesh K. Malik, M.D., as Class I directors, will expire at the Meeting. Only Mr. Goodman and Dr. Malik have been re-nominated. As a result, following the date of the Meeting, there will be one vacant seat on the Board. The Board intends to evaluate additional Board candidates to further strengthen our Board.

Our Board has nominated two current Class I directors, Mr. Goodman and Dr. Malik, to stand for re-election at the Meeting. If elected, each of Mr. Goodman and Dr. Malik will serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Pursuant to our Amended and Restated By-laws, our directors are elected by a plurality of the votes properly cast, which means that the director nominees receiving the highest number of votes will be elected. Unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election of Mr. Goodman and Dr. Malik. We have no reason to believe that the director nominees will be unavailable for election at the Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Meeting. Vacancies on the Board are filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF MR. GOODMAN AND DR. MALIK
AS PROVIDED IN PROPOSAL I.

DIRECTORS OF THE COMPANY

The following table and subsequent descriptions set forth certain information concerning our current directors, except for Ms. Margaret E. Gilmour, a current Class I director who will not stand for re-election at the Meeting. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Name	Age	Position	Director Since	Expiration of Term
Dr. Joe McCann, Ph.D.	45	Chief Executive Officer and Class III Director	2021	2024
Allan C. Silber	73	Executive Chairman and Class III Director	2021	2024
Dr. Neil Fleshner, M.D.	58	Chief Medical Officer and Class II Director	2021	2023
Jonathan Ross Goodman	54	Lead Director and Class I Director	2021	2022
Gerald Hogue	64	Class III Director	2021	2024
David C. Lubner	58	Class II Director	2020	2023
Dr. Yael Margolin, Ph.D.	69	Class II Director	2021	2023
Dr. Rajesh K. Malik, M.D.	63	Class I Director	2021	2022

Director Nominees

Jonathan Ross Goodman has served as a member of the board of directors of POINT Biopharma Inc. since December 2020 and of POINT since June 2021 and also serves as the Company’s Lead Director since December 2021. Mr Goodman was the co-founder, President and Chief Executive Officer of publicly traded Paladin Labs Inc. (“Paladin”) (TSE: PLB), which was acquired in 2014 by Endo International Inc. (NASDAQ: ENDP) for $3.2 billion. Upon Paladin’s acquisition, Mr. Goodman started a second publicly traded specialty pharmaceutical company, Knight Therapeutics Inc., where Mr. Goodman has served as Chief Executive Officer and as a director since February 2014. Mr. Goodman is a recipient of the Globe and Mail’s Top 40 Under 40 award, Federation CJA’s Sam Steinberg Award for entrepreneurial excellence and the Koach Award for leading campaigner, UIA Federations of Canada National Young Leadership Award of Distinction, the Special Recognition Award by Brain Injury Canada and Bernard Gross Leadership Award by ORT Montreal. He was also appointed Honorary Chairman of the Ride to Conquer Cancer and was named Quebec Entrepreneur of the Year in the Life Sciences by the National Post and Ernst & Young LLP. Mr. Goodman earned a B.A. in economics and an LL.B/MBA in law and business from McGill University. We believe Mr. Goodman is qualified to serve on POINT’s Board because of his extensive executive and industry experience and his service on POINT Biopharma Inc.’s board of directors.

Dr. Rajesh K. Malik, M.D. has served as a member of the Board of POINT since June 2021. Dr. Malik is currently the Chief Medical Officer of G1 Therapeutics, Inc. (NASDAQ: GTHX) a position he has held since July 2014. As Chief Medical Officer, Dr. Malik is responsible for the clinical development, medical affairs, regulatory affairs, biometrics, translational medicine, and preclinical teams of G1 Therapeutics. He served on the board of directors of Meryx, Inc., a private biotech company, from May 2018 to December 2021. From 2007 to 2013, Dr. Malik served as Chief Medical Officer and on the board of directors at Agennix AG. From 2004 to 2007, he served as the Chief Medical Officer at Adherex Technologies. Dr. Malik also previously served in oncology clinical development positions at EMD Pharmaceutical from 2002 to 2004 and at Bristol-Myers-Squibb Company (NYSE: BMY) from 2000 to 2002. During his academic career, Dr. Malik was an assistant professor at the University of Virginia, where he conducted basic science and clinical research in addition to patient care and teaching. Dr. Malik received his M.B., Ch.B from the University of Sheffield Medical School in the United Kingdom. He completed his residency at Duke University Medical Center and fellowships at the Children’s Hospital of Philadelphia and Duke

University Medical Center. We believe Dr. Malik is qualified to serve on POINT’s Board because of his extensive experience as a chief medical officer and his role in oncology clinical development positions.

Continuing Directors

Dr. Neil Fleshner has served as our Chief Medical Officer and as a member of our Board since the consummation of the Business Combination. Previously, Dr. Fleshner served as Chief Medical Officer of POINT Biopharma Inc. since January 2020 and as a director of POINT Biopharma Inc. since September 2019. Dr. Fleshner has served as the Chief Medical Officer and a member of the board of directors of Verity Pharmaceuticals since July 2016. Dr. Fleshner also previously served as the Chief Medical Officer and a member of the board of directors of Hybridine from March 2015 until September 2019. Dr. Fleshner is also a Professor of Surgery at the University of Toronto. In the past, he has served as the Head of the Division of Urology at the University Health Network, and the Head of Genitourinary Cancer Site group at the Princess Margaret Hospital, where he was awarded the prestigious Love Chair in prostate cancer prevention. Dr. Fleshner graduated with a medical degree from the University of Toronto in 1988. He completed specialty training in urologic surgery and oncology from 1993 to 1996, received a Master’s in Public Health in epidemiology from Columbia University in 1997, and completed his oncology training at Memorial Sloan-Kettering Cancer Center. Dr. Fleshner is certified in both urology and epidemiology. We believe Dr. Fleshner is qualified to serve on our Board because of his extensive medical experience in the fields of oncology, urology and epidemiology and his experience with and knowledge of our business.

Gerald Hogue has served as a member of the board of directors of POINT Biopharma Inc. since December 2020 and POINT since June 2021. Mr. Hogue is the founder of VieCure, an oncology EMR software platform, and has served as its President and Chief Executive Officer since November 2015. Mr. Hogue has spent many years working in the field of enabling technologies for cancer care. In 1993, Mr. Hogue founded OpTx Corporation, which created the world’s first oncology-specific electronic medical record and decision support system. Mr. Hogue earned a diploma in computer science and business from Red River Community College. We believe Mr. Hogue is qualified to serve on POINT’s Board because of his extensive executive and industry experience and his service on POINT Biopharma Inc.’s board of directors.

David C. Lubner has served as a member of RACA’s board of directors since May 2020 and POINT’s Board since June 2021. Mr. Lubner served as Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc. acquired by UCB S.A. in April 2020, from January 2016 until June 2020. Prior to joining Ra Pharmaceuticals, Inc., Mr. Lubner served as Chief Financial Officer of Tetraphase Pharmaceuticals, Inc., a biotechnology company, from its inception in 2006 through 2016, as Chief Financial Officer of PharMetrics Inc., a patient-based pharmacy and medical claims data informatics company, from 1999 until it was acquired by IMS Health in 2015. Prior to joining PharMetrics, Mr. Lubner served as Vice President and Chief Financial Officer of ProScript, Inc. from 1996 to 1999, where Velcade® (bortezomib), a therapy widely used for the treatment of the blood cancer, multiple myeloma, was discovered. Mr. Lubner serves on the boards of directors of Dyne Therapeutics, Inc., Vor Biopharma, Inc. and Gemini Therapeutics, Inc. as well as several private companies and was previously a member of the board of directors of Nightstar Therapeutics plc (formerly NASDAQ: NITE), which was acquired by Biogen in June 2019. Mr. Lubner is a member of the American Institute of CPAs and a Certified Public Accountant in the Commonwealth of Massachusetts. Mr. Lubner received his B.S. in business administration from Northeastern University and M.S. in taxation from Bentley University. We believe Mr. Lubner is qualified to serve on POINT’s Board because of his extensive experience serving in senior level financial positions of numerous companies, his experience with biopharmaceutical companies, his executive leadership experience and his experience as a director of a public biotechnology company, including serving as chair of the audit committee.

Dr. Yael Margolin, Ph.D. has served as a member of the Board of POINT since June 2021. Dr. Margolin currently serves on the board of directors of BiodVax Pharmaceuticals Ltd. (NASDAQ: BVXV) and has since 2019. From 2005 to 2018 she served as CEO, President and a board member of Gamida Cell Ltd., leading the company from preclinical development through successful phase 3 international registration studies. Since 2020, Dr. Margolin has been a member of the board of directors at Ramot at Tel Aviv University and TAU Ventures by Tel Aviv University, and since 2021 she has been a member of the board of directors of Neovac Therapeutics. Dr. Margolin established and is on the advisory board of Mentoring@8400, a boutique mentoring program for young CEO's. Dr. Margolin was formerly a Vice President at Denali Ventures LLS, a venture capital firm focused on healthcare. Dr. Margolin earned a B.S. in biology and a M.S. in microbiology from Tel Aviv University. She received her Ph.D. in the Department of Membrane Research at the Weitzmann Institute of Science and was a post-doctoral associate at Yale University School of Medicine. Additionally, she participated in the top executive course at the Tel Aviv School of Management. We believe Dr. Margolin is qualified to serve on POINT’s Board because of her extensive experience in the biopharmaceutical industry and her service on the board of several other respected institution.

Dr. Joe McCann, Ph.D. has served as our Chief Executive Officer and a member of our Board since the consummation of the Business Combination. Previously, Dr. McCann served as Chief Executive Officer of POINT Biopharma Inc. since January 2020 and as a director of POINT Biopharma Inc. since September 2019. From May 2010 until December 2019, Dr. McCann held various roles of increasing responsibility at the CPDC, most recently as Chief Executive Officer and President, where he led the formation and growth of the company’s contract development and manufacturing operations and the build out of radiopharmaceutical manufacturing facilities. Prior to joining CPDC, Dr. McCann was a scientist in Pharmaceutical Development at GlaxoSmithKline from July 2006 until May 2010, with responsibility for developing products across all stages of clinical development. Dr. McCann has a Ph.D. in biochemistry from McMaster University. We believe Dr. McCann is qualified to serve on our Board because of his extensive executive experience in the pharmaceutical and radiopharmaceutical industries and his experience with and knowledge of our business.

Allan C. Silber has served as our Executive Chairman and a member of our Board since the consummation of the Business Combination. Previously, Mr. Silber served as the Executive Chairman of POINT Biopharma Inc. since January 2020 and as a director of POINT Biopharma Inc. since September 2019. Mr. Silber has served as Chairman of Verity Pharmaceuticals, a specialty pharmaceutical company since January 2018, and previously served as Chairman of Heritage Global Inc., a global financial services and asset trading company providing corporate and financial asset monetization, advisory, and valuation services from March 2005 to January 2021. Mr. Silber served as Chairman and Chief Executive Officer of Counsel Corporation from 1982 to June 2015 and served as Chairman of Street Capital Group Inc. (formerly Counsel Corporation) from 1979 until December 2018. Mr. Silber earned a Bachelor of Science from the University of Toronto. We believe Mr. Silber is qualified to serve on our Board because of his extensive executive experience and his knowledge of our business.

Diversity Matrix
The following table summarizes certain self-identified characteristics of our directors, in accordance with Rules 5605(f) and 5606 of The Nasdaq Stock Market LLC (“Nasdaq”). Each term used in the table has the meaning given to it in the rule and related instructions.
POINT Board Diversity Matrix as of April 14, 2022

Board Size:
Total Number of Directors	9
Gender Identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	7	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Independence
The rules of Nasdaq require that a majority of our Board be independent. Our Board undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether, consistent with the independence standards of Nasdaq and our Corporate Governance Guidelines, any director has a relationship with us which, in the opinion of our Board, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Based on the information requested from and provided by each director concerning such person's background, employment and affiliations, including family relationships, our Board has determined that each individual who serves on our Board, other than Dr. Neil Fleshner, Dr. Joe McCann and Allan C. Silber, qualifies as an independent director.
Board Leadership Structure
The Board does not have a formal policy with respect to the combination or separation of the offices of the Chairman of the Board and Chief Executive Officer. Our Corporate Governance Guidelines provide that the Board shall fill the positions of Chairman and Chief Executive Officer based upon its view of what is in the best interests of the Company. The Board believes that, at the Company’s current stage, separate roles of Chairman of the Board and Chief Executive Officer, in addition to a Lead Director role filled by an independent director, is in the best interests of the Company and its stockholders. Allan C. Silber currently serves as Executive Chairman of the Board due to Mr. Silber’s unique industry experience and historical involvement in the strategic operations of the Company. Mr. Silber is also POINT’s largest non-institutional stockholder. The Board has concluded that this puts Mr. Silber in a unique position to serve as Executive Chairman of the Board to effectively represent our stockholders’ interest.

However, to reinforce the Company’s commitment to strong corporate governance practices and independent Board oversight, the Board determined that it would be beneficial to appoint a Lead Director to facilitate communications among management, the independent directors, and the Executive Chairman of the Board. On December 9, 2021, the Board appointed Jonathan Ross Goodman to serve as our Lead Director. In this role, Mr. Goodman is responsible for actively participating in setting agendas for Board meetings, presiding over executive sessions of the Board, and performing such other duties as specified by the Board. The Board believes that this governance structure ensures qualified and independent directors will continue to effectively oversee the Company’s management and key issues related to long-term business plans, long-range strategic issues, risks, and integrity. The Board believes that the role of the Lead Director provides strong Board leadership and appropriate independent oversight and promotes an effective relationship between management and the Board.
Board Meetings and Attendance
During 2021, the RACA Board held 7 meetings prior to the closing of the Business Combination, and the POINT Board held 4 meetings following the Business Combination. Each of the directors attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). In addition to the meetings of the committees of the Board described above, in connection with Board’s meetings, the non-employee directors met 4 times in executive session during the fiscal year ended December 31, 2021. We do not have a formal policy regarding director attendance at stockholder meetings, although the Company encourages its directors to attend the annual meeting of stockholders.

Committees of the Board of Directors
Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (prior to the Business Combination, this committee was titled the Nominating Committee), each of which has the composition described below. Directors will serve on each committee until their resignation or as otherwise determined by our Board. A copy of each committee’s charter is posted on the investor relations section of our website at www.pointbiopharma.com. The information contained on or that can be accessed through our website is not incorporated by reference into this proxy statement, and you should not consider such information to be part of this proxy statement.
Audit Committee
The members of our Audit Committee consist of Margaret E. Gilmour (chair), Jonathan Goodman and David Lubner. Under Nasdaq rules and applicable SEC rules, we are required to have at least three members of the Audit Committee. The rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the Audit Committee of a listed company be composed solely of independent directors, and each member of our Audit Committee qualifies as an independent director under applicable rules. Each of Margaret E. Gilmour, Jonathan Goodman and David Lubner is financially literate and Ms. Gilmour qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During the fiscal year ended December 31, 2021, the Audit Committee met 2 times prior to the Business Combination and 4 times following the Business Combination.
The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight of the Company’s accounting and financial reporting processes, audits of the Company’s financial statements and internal control over financial reporting, and the Company’s financial plans and strategies. The Audit Committee’s responsibilities include:
•selecting, appointing, retaining, compensating, overseeing and terminating, when appropriate, the independent auditor;

•pre-approving all audit and permitted non-audit services provided by the independent auditor, and approving all fees and terms for such services;
•discussing with the independent auditor the overall scope and plans for their audit;
•regularly reviewing with the independent auditor any audit problems or difficulties encountered during the course of the audit work brought to the Audit Committee’s attention by the independent auditor and management’s response;
•reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures as well as the results of the quarterly review, annual audit and any matters required to be communicated to the Audit Committee by the independent auditor under SEC regulations and the standards of the Public Company Accounting Oversight Board (the “PCAOB”);
•reviewing and discussing with the independent auditor any critical audit matters that are identified by the independent auditor;
•reviewing and approving all related person transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404 and discussing such transactions with management;
•reviewing and discussing with management any pro forma financial information or “non-GAAP financial measures,” as defined by SEC regulations, that are to be included in the Company’s public disclosures;
•discussing with management, the internal auditors and the independent auditor, management’s process for assessing the effectiveness of internal control over financial reporting;
•considering in consultation with the Vice President of Internal Audit, the scope, role and independence of the internal audit function and reviewing, evaluating and approving the scope and nature of the internal audit plan;
•establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
•recommending based upon the Audit Committee’s review and discussions with management and our independent auditors whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•reviewing and discussing with management the Company’s policies and practices with respect to enterprise risk assessment and risk management;
•obtaining and reviewing regular reports on data management, security initiatives and significant cybersecurity risks and any disclosure obligations arising from such risks;
•reviewing the Company’s compliance and ethics programs and management’s periodic evaluation of the effectiveness of such programs;
•reviewing the Company’s data security compliance programs, management’s periodic evaluation of the effectiveness of such programs and the Company’s programs and plans that management has established to monitor compliance and test preparedness;

•reviewing with senior management the Company’s overall insurance program; and
•conducting a review of the annual operating plan and capital budget, and the five-year strategic plan, proposing modifications to management, as necessary, prior to presentation to the full Board.
Compensation Committee

The members of our Compensation Committee consist of Jonathan Goodman (Chair), Gerald Hogue and Dr. Yael Margolin, all of whom have been determined to be independent. During the fiscal year ended December 31, 2021, the Compensation Committee met 2 times, both meetings were held following the Business Combination.
The primary purposes of the Compensation Committee are to assist the Board in the exercise of its responsibilities, and to carry out the responsibilities delegated to the Board, relating to the Company’s directors and executive officers; oversee the Company’s overall compensation structure, policies and programs; and review the Company’s processes and procedures in consideration and determination of director and executive officer compensation. The Compensation Committee’s responsibilities include:
•reviewing and, where appropriate, making recommendations to the Board with regard to the Company’s processes and procedures for considering and determining director and officer compensation, and reviewing and discussing with management the description, if any, of such processes and procedures to be included in the Company’s proxy statement;
•reviewing and discussing with management the Compensation Discussion and Analysis, if any, to be included in the Company’s proxy statement or annual report on Form 10-K and, based on such review, recommending to the Board that such Compensation Discussion and Analysis, if and when required, be included in the Company’s proxy statement or annual report on Form 10-K;
•reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans, in each case, consistent with the terms of such plans;
•evaluating at least annually the Chief Executive Officer’s performance in light of the goals and objectives that were set for the Chief Executive Officer and approving the Chief Executive Officer’s compensation based on that evaluation;
•determining the compensation of all officers of the Company other than the Chief Executive Officer;
•reviewing and making recommendations to the Board regarding the compensation of the non-employee directors of the Company;
•providing oversight of management’s decisions regarding the compensation of all members of senior management of the Company, other than the Chief Executive Officer and other officers; and
•in the Compensation Committee’s sole discretion, retaining or obtaining the advice of compensation consultants, legal counsel and/or other advisors, including having sole and direct responsibility for the appointment, compensation and oversight of such consultant and considering all factors relevant to such consultant’s independence from management.
The Compensation Committee has the authority to establish and delegate any or all of its responsibilities to one or more subcommittees consisting of one or more of its members.

Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Gerald Hogue (Chair), Margaret E. Gilmour and Dr. Rajesh K. Malik, all of whom have been determined to be independent. During the fiscal year ended December 31, 2021, the Nominating and Corporate Governance Committee met 2 times, both meetings were held following the Business Combination.
The primary purposes of the Nominating and Corporate Governance Committee are to identify individuals qualified to become Board members, recommend that the Board select the nominees for election as directors at each annual meeting of stockholders, develop and recommend to the Board corporate governance guidelines applicable to the Company, periodically review those guidelines and recommend any changes thereto and oversee an annual evaluation of the Board, its committees and management. The Nominating and Corporate Governance Committee’s responsibilities include:
•recommending to the Board for its approval criteria for Board and committee membership, including proposed changes thereto based on periodic assessments of such criteria;
•periodically reviewing and revising the Board’s policy with regard to procedures for stockholders to submit recommendations for directors candidates to the Nominating and Corporate Governance Committee;
•periodically reviewing and revising the Board’s process for identifying and evaluating nominees for election the Board, including nominees recommended by stockholders;
•recommending to the Board individuals as nominees for election as directors at each annual meeting of stockholders;
•assessing the presence or absence of material relationships affecting the independence of a director or nominee for director and making recommendations regarding director independence to the Board;
•recommending to the Board individual directors to serve as members and the chair of each Board committee;
•reviewing all stockholder nominations and proposals submitted to the Company under the Exchange Act, the Company’s governing documents (including the Certificate and the Company’s Amended and Restated By-laws), or otherwise, and any proposal relating to the procedures for making nominations or electing directors, determining whether nominations or proposals were submitted in a timely manner and, in the case of a director nomination, whether the nomination and the nominee satisfy all applicable eligibility requirements, and recommending action to the Board on each such nomination or proposal;
•reviewing and reassessing on a periodic basis the adequacy of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any changes thereto to the Board for approval;
•overseeing the evaluation of the Board and its committees and the Company’s management;
•exercising sole authority to retain and terminate a search firm to assist in identifying director candidates;
•reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers of the Company;
•overseeing director orientation and continuing education materials and sessions for directors; and

•assessing the Company’s directors and officers insurance policy and the Company’s policies and practices with respect to indemnification of directors by the Company.
Director Nominations
    The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending candidates for the Board’s selection as director nominees for election by the Company’s stockholders. The Nominating and Corporate Governance Committee may solicit recommendations for potential director candidates from non-management directors, the Chief Executive Officer and other executive officers and any other sources as it deems appropriate, and may engage third-party search firms to assist in identifying potential director candidates. The Nominating and Corporate Governance Committee will also consider potential director candidates recommended for nomination by eligible stockholders of the Company in accordance with our Policy for Director Candidates, as described in further detail below.
    In its evaluation of potential director candidates, including members of the Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the skills, experience and other characteristics of such potential director candidates in light of the current size and composition of the Board and the respective needs of the Board and its committees; the potential director candidates’ character, integrity, judgment, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry and other commitments; whether the potential director candidate has demonstrated notable or significant achievements in business, education or public service and possesses the requisite intelligence, education, experience and dedication to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; whether the potential director candidate would assist in achieving a mix of Board members that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation; among other criteria set forth in the Company’s Policy for Director Candidates.
    Pursuant to the Company’s Policy for Director Candidates, director nominees must possess the following minimum qualifications:
•high standards of personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of the existing Board members;
•the ability to assist and support management and make significant contributions to the Company’s success; and
•an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
After the Nominating and Corporate Governance Committee makes its recommendations to the Board, the Board will have final authority for determining the selection of those director candidates to be included in the Company’s recommended slate of director nominees for the next annual meeting of stockholder and the Company’s proxy statement.
Stockholder nominations of persons for election to the Board must meet the notice, information and consent requirements set forth in the Company’s Amended and Restated By-laws. Under these requirements, nominations of persons for election to the Board may be made at an annual meeting of stockholders by any stockholder entitled to vote at such meeting who provides timely written notice to the Secretary of the Company. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination. In order to be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company within the time period specified in the Amended and Restated By-laws.
Stockholder Recommendations for Directorships
Eligible stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the information identified below with respect to the potential director candidate to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our Policy for Director Candidates. To be eligible to recommend potential director candidates, stockholders must have held no less than three percent (3%) of the issued and outstanding shares of the Company’s Common Stock continuously for at least twenty-four (24) months prior to the date of the submission of the recommendation. All such recommendations from eligible stockholders will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis:
•the name and address of record of the stockholder;
•a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
•the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;
•a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee’s charter, including the Policy for Director Candidates;
•a description of all arrangements or understandings between the stockholder and the proposed director candidate;
•the consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and
•any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
All stockholder recommendations for director candidates must be received by the Company not less than one hundred twenty (120) calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholder, which for the 2023 Annual Meeting of Stockholders will be December 29, 2022. Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Role of Our Board of Directors in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Anti-Hedging Policy
Under the terms of our insider trading policy, we prohibit each director, officer and employee of the Company, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as prepaid variable forwards, equity swaps, collars and exchange funds, that would allow them to continue to own securities of the Company obtained through employee benefit plans or otherwise without the full risks and rewards of ownership.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on the investor relations section of our website at www.pointbiopharma.com. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only.
We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers are elected by, and serve at the discretion of, our Board. The following table and subsequent descriptions set forth certain information concerning our current executive officers.

Name	Age	Position
Dr. Joe McCann, Ph.D.	45	Chief Executive Officer and Class III Director
Allan C. Silber	73	Executive Chairman
Bill Demers, FCPA, FCA	64	Chief Financial Officer
Dr. Neil Fleshner, M.D.	58	Chief Medical Officer
Justyna Kelly, M.Sc.	37	Chief Operating Officer
Jessica Jensen	42	Executive Vice President Clinical Development

Dr. Joe McCann, Ph.D. serves as POINT’s Chief Executive Officer. Information on Mr. McCann is included above under "Directors of the Company".

Allan C. Silber serves as POINT’s Executive Chairman. Information on Mr. Silber is included above under “Directors of the Company.”

Bill Demers, FCPA, FCA has served as our Chief Financial Officer since the consummation of the Business Combination. Previously, Mr. Demers served as Chief Financial Officer of POINT Biopharma Inc. since August 2020. Prior to that role, Mr. Demers was the Senior Assurance Partner and Canadian National IPO Leader at Ernst & Young LLP from October 2014 until June 2018. Mr. Demers has over 38 years of professional experience involving a wide range of high-growth companies in the pharmaceutical, manufacturing, and technology sectors, including private and publicly-traded Canadian and U.S. Nasdaq-listed companies. Mr. Demers also previously served as the Chief Financial Officer of both AgMedica Bioscience Inc. (“AgMedica”) and Contract Pharmaceuticals Ltd. from September 2018 until August 2020 and July 2019, respectively. In 2019, while Mr. Demers was serving as Chief Financial Officer of AgMedica, it filed a petition under the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, seeking an arrangement with certain of its creditors. On September 11, 2020, AgMedica implemented a Plan of Arrangement and successfully completed its emergence from creditor protection under the CCAA. Mr. Demers earned an Honours Bachelor of Business Administration in business and economics from Wilfrid Laurier University.

Dr. Neil Fleshner serves as Chief Medical Officer of POINT. Information on Mr. Fleshner is included above under “Directors of the Company.”

Jessica Jensen has served as our Executive Vice President Clinical Development since the consummation of the Business Combination. Previously, Ms. Jensen serviced as Executive Vice President Clinical Development of POINT Biopharma Inc. since August 2020. Ms. Jensen has nearly 20 years of experience developing early- and late-stage oncology diagnostic and therapeutic drug products. Ms. Jensen has also served as a consultant for Evergreen Theragnostics since 2020. Prior to joining POINT Biopharma Inc., Ms. Jensen served as Senior Vice President of Clinical Development at Progenics Pharmaceuticals from September 2014 until August 2020, advancing their PSMA-targeted diagnostic and radiotherapeutic portfolio in prostate cancer, which led to the approval of PYLARIFY®, and their MIBG-targeted radiotherapeutic neuroendocrine program, which led to the approval of AZEDRA®. Previously, Ms. Jensen advanced global immunotherapy programs at the Ludwig Institute for Cancer Research, an orphan drug program at Gentium SpA, now Jazz Pharmaceuticals, and supported the development of a CRO business unit at U.S. Oncology. Ms. Jensen has an expertise in study design and execution, has directly led regulatory agency communications and FDA inspections, and the clinical submission of several INDs and NDAs. Ms. Jensen started her career in the pharmaceutical industry as a Statistical Programmer and Biostatistician with U.S. Oncology from 2006 to 2009 after receiving a Master of Public Health in epidemiology & biostatistics at George Washington University. Ms. Jensen earned a Bachelor of Science in interdisciplinary health services from Saint Joseph’s University.

Justyna Kelly, M.Sc. has served as our Chief Operating Officer since December 2021. Ms. Kelly previously served as our Vice President, Medical Isotope Development and Operations since the consummation of the Business Combination. Ms. Kelly was responsible for all medical isotope development and operations related to clinical and commercial programs at the Company and, prior to that time, was the Vice President, Medical Isotope Development and Operations of POINT Biopharma Inc. Ms. Kelly has eleven years of radiopharmaceutical experience from the CPDC, where she led microbiology and sterility assurance programs, supported the build-out of clinical-stage GMP manufacturing facilities, and managed several internal and client radiopharmaceutical development programs. Ms. Kelly has expertise in working with a variety of medical isotopes, including sourcing, supply chain, development and manufacturing, and application to radiopharmaceutical manufacturing. Ms. Kelly earned a Bachelor of Science and Master of Science in biochemistry from McMaster University.
Family Relationships
There are no family relationships among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

We have the option and have elected to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we refer to herein as our “named executive officers”. Our named executive officers for the fiscal year ended December 31, 2021 (“fiscal year 2021”) were as follows:

•Dr. Joe McCann, Ph.D., Chief Executive Officer;
•Allan C. Silber, Executive Chairman; and
•Jessica Jensen, Executive Vice President Clinical Development.
Executive Compensation Overview

Compensation Philosophy

Our executive compensation program for fiscal year 2021 was designed to reinforce a strong link between pay and performance in order to: (i) attract leading talent; (ii) retain and motivate top performers; (iii) promote a culture with an emphasis on variable compensation, specifically annual incentives; and (iv) position our compensation at the median of a target comparator group for good performance and above median for superior performance, with exceptions based on individual contribution and relevant scientific expertise as well as the importance of each individual’s role at various points in time.

Role of the Compensation Committee

The Compensation Committee has the responsibility for reviewing and approving the compensation payable to our executive officers, including the named executive officers. To achieve the objectives identified above for our executive compensation program, the Compensation Committee has designed a package that combines competitive base pay, with incentive cash compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards, and that is reflective of compensation given to executives of companies of similar size in our industry. The Compensation Committee believes this package encourages employee retention and the creation of stockholder value.

The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee takes measures to ensure its independence with respect to our Chief Executive Officer’s compensation, excusing him from portions of meetings to freely discuss his and the other named executive officers’ performance and compensation. The Compensation Committee made all final determinations on the compensation levels for all named executive officers in 2021 following the Closing of the Business Combination.

Market Positioning
Management engaged Mercer to provide a compensation review and benchmarking data for our senior leadership team. During this review, the following considerations were included: company growth, business strategy, and peer group to be used for benchmarking. There are no relationships between Mercer and any of our officers or directors.
The use of comparative market data is just one of the factors used in setting compensation for our named executive officers. Compensation could be higher or lower than suggested by the comparator data as result of personal performance, skills, specific role or experience in this business. During fiscal year 2021, Mercer was paid $66,963 for its compensation review and benchmarking services.
We believe we have assembled an accomplished management team with proven track records in the pharmaceutical industry to lead the Company. Our key management personnel have an average of over 25 years of experience, each in our target industries including radiopharmaceutical, clinical development, oncology and manufacturing.

Compensation Elements

The compensation for our named executive officers for fiscal year 2021 primarily consisted of the following:

Compensation Element	Purpose
Base Salary	To provide stable and competitive income.
Annual Incentives	To motivate and reward short-term behaviors, actions and results that drive long-term value creation.
Long-Term Incentives	To encourage executives to maximize long-term stockholder value (provided in the form of options)

To accomplish both its short-term and long-term objectives, the compensation program emphasized pay-for-performance, with two variable components. These variable components included annual and long-term incentives which were used to align each component of incentive compensation with our short and long-term business objectives.

2021 and 2020 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services rendered to us in all capacities in fiscal year 2021.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Dr. Joe McCann, Ph.D.,	2021	391,528	—		—	347,189	1,590	(6)	740,307
Chief Executive Officer	2020	217,510	—		—	64,197	—		281,707
Jessica Jensen,	2021	350,400	—		2,166,491	185,390	5,800	(6)	2,708,081
Executive Vice President Clinical Development	2020	121,874	60,000	(3)	379,050	81,250	1,756	(6)	643,930
Allan Silber,	2021	367,304	—		—	308,911	1,590	(6)	677,805
Executive Chairman

(1)    Except for Ms. Jensen, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to approximately 1.27 Canadian dollars for 2020 and 1.00 U.S. dollar to approximately 1.26 Canadian dollars for 2021, which was the Bank of Canada foreign exchange rate on December 31, 2020 and December 31, 2021, respectively.

(2)    Dr. McCann earned a base salary of $275,000 (Canadian dollars) from January 6, 2020 to November 9, 2020, which was increased to $325,000 (Canadian dollars) on November 10, 2020 to reflect a market adjustment for similar roles in the industry and increased to $630,000 (Canadian dollars) on July 6, 2021 following the consummation of the Business Combination. Ms. Jensen earned a base salary of $325,000, which was prorated to reflect her partial year of employment from July 2020 and was increased to $377,000 on July 6, 2021. Mr. Silber earned a base salary of $275,000 (Canadian dollars) from January 6, 2020 to November 9, 2020, which was increased to $325,000 (Canadian dollars) on November 10, 2020, to reflect a market adjustment for similar roles in the industry and increased to $570,000 (Canadian dollars) on July 6, 2021 following the consummation of the Business Combination.
(3)    The amount reported reflects a signing bonus paid to Ms. Jensen in December 2020 in connection with entry into her employment agreement.
(4)    The amounts reported represent the aggregate grant date fair value of options granted in fiscal 2020 and 2021, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to the 2021 Financial Statements included in the Company's Annual Report on Form 10-K for a discussion of the assumptions underlying the stock option valuation. Ms. Jensen was granted an option to purchase 35,000 shares of common stock of POINT Biopharma Inc. (exchanged for an option to purchase 125,553 shares of Common Stock) in connection with her 2020 employment agreement, which fully vested on September 17, 2020. On July 6, 2021, Ms. Jensen was granted an option to purchase 461,250 shares of Common Stock. This grant included an option to purchase 81,250 shares of our Common Stock based upon the achievement of performance goals and an option to purchase 380,000 shares of Common Stock as a clinical retention incentive. 25% of the options will vest on the first anniversary of the date of the grant with the remaining 75% vesting in three equal installments thereafter.
(5)    The amounts reported reflect the annual performance-based cash bonus amounts awarded to our named executive officers for their service in fiscal year 2021 and 2020. See “— 2021 Annual Performance-Based Cash Bonuses” below.
(6)    The amounts reported for Dr. McCann and Allan Silber reflect a signing bonus in consideration for an amendment to their respective 2021 employment agreements. The amount reported for Ms. Jensen consists of 401(k) matching contributions made by us.
Narrative Disclosure to the Summary Compensation Table

2021 Base Salaries

The base salary component of compensation for the named executive officers in fiscal year 2021 reflected the level of responsibility within POINT and compared to similar positions in comparable companies in the biotechnology/ pharmaceutical industry. The employment agreement with each named executive officer, described below, establishes a base salary. As disclosed above, the base salaries were increased on July 6, 2021, following the consummation of the Business Combination. As of December 31, 2021, the base salaries for Dr. McCann, Ms. Jensen and Mr. Silber were $630,000 (Canadian dollars), $377,000 (U.S. dollars), and $570,000 (Canadian dollars) respectively.

2021 Annual Performance-Based Cash Bonuses

Our annual performance-based cash bonuses for the named executive officer’s fiscal year 2021 compensation were intended to motivate and reward senior management for strong corporate and individual performance.
Recommendations are presented to the Board by the Chief Executive Officer, and bonuses are paid within the second quarter following the fiscal year end. The annual bonus plan provides for formula-based incentive payments based upon the achievement of certain corporate and individual performance goals and objectives approved by our Compensation Committee. We establish bonus targets for our named executive officers and conduct an annual performance review process to serve as the basis for determining eligibility for any such bonuses. Among the key parameters that typically are the basis for such bonus determinations are our achievement of overall corporate goals and the achievement of specified goals and objectives by each individual employee. Under the annual bonus plan for fiscal year 2021, target eligibility was 50% of base pay for Dr. McCann and Mr. Silber and 40% for Ms. Jensen.

Under the 2021 annual performance-based cash plan, a performance rating was assigned based on those individual objectives and a multiplier with a payout under the plan of up to 1.75 times the target amount. Payments to the named executive officers were based on the achievement of specific corporate and individual objectives. The Compensation Committee awarded Dr. McCann, Mr. Silber, and Ms. Jensen a performance rating of 139%, 136%, 141%, respectively. Corporate objectives considered for these purposes were based on both short- and long-term objectives that include financing, completion of FDA and Health Canada meetings and construction of the manufacturing facility. Personal performance measures included personal and overall contributions to the business including hiring key staff, completion of preclinical studies and ensuring GMP compliance. In evaluating management’s performance relative to corporate performance for 2021, our Compensation Committee determined to award a corporate achievement level of 118%. The amounts earned under our annual performance-based cash bonus program with respect to the fiscal year ended December 31, 2021 are reported under the “Non-Equity Incentive Compensation” column in the 2021 Summary Compensation Table above.

Long-Term Incentive Compensation

Under the long-term incentive compensation component of the 2021 fiscal year compensation for our named executive officers, we aimed to motivate our executives through aligning their long-term interests with our success through making stock option awards which reward increasing the value of POINT. Effective as of June 30, 2021 in connection with the Business Combination, the 2020 EIP (as defined below) was replaced by the 2021 EIP (as defined below). The 2021 EIP provides for the granting of incentive and non-qualified stock options, stock appreciation rights, restricted stock units, performance awards and other share-based awards to our employees, directors and consultants. In connection with the consummation of the Business Combination, POINT assumed the outstanding equity awards under the 2020 EIP and each outstanding option to acquire POINT Biopharma Inc. common shares (whether vested or unvested) under the 2020 EIP was revised and converted into a substantially equivalent option based on the conversion ratio of the POINT Biopharma Inc. common shares in the Business Combination and remains outstanding under the 2020 EIP. No further grants will be made under the 2020 EIP.

During the fiscal year 2021, Joe McCann and Allan Silber were eligible to receive equity grants targeted at 300% of their base pay. Jessica Jensen was eligible to receive equity grants targeted at 75% of her base pay. The vesting schedule for any option granted was determined by our Board, provided that the option would vest over a certain period of time or upon the occurrence of certain goals. Stock options granted in fiscal year 2021 to the named executive officers generally vest over a four-year period with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal annual installments thereafter and expire six years from the date of the grant. All stock options granted under the 2021 EIP automatically become fully vested and exercisable as of the effective time of a Sale Event (as defined in the 2021 EIP). Unless otherwise determined by the POINT Board or in the case of death, disability, or ceasing to be an Eligible Person (as defined in the 2021 EIP), all options outstanding under the 2021 EIP shall expire on the date so fixed by the POINT Board, at the time the particular option is granted, provided that such date will be no later than the tenth anniversary of the date the option was awarded pursuant to the 2021 EIP, as applicable.

During the fiscal year 2021, we granted Ms. Jensen options to purchase 461,250 shares of our Common Stock at an exercise price of $8.47 per share. This grant included an option to purchase 81,250 shares of our Common Stock based upon the achievement of performance goals under the 2020 EIP and an option to purchase 380,000 shares of our Common Stock as a clinical retention incentive. The first 25% of the option will vest on July 6, 2022 and the remaining vesting ratably over the remaining three years. These awards are described in more detail in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below. No stock options were granted to either Dr. McCann or Mr. Silber in fiscal year 2021.

Based on the named executive officers’ 2021 performance, on March 7, 2022, the compensation committee approved the following grants under the 2021 EIP to be granted on March 29, 2022: Joe McCann was granted options to purchase 381,795 shares of our Common Stock, Allan Silber was granted options to purchase 332,476 shares of our Common Stock and Jessica Jensen was granted options to purchase 213,301 shares of our Common Stock, each with an exercise price of $8.13 per share, which was the closing price of our Common Stock on March 29, 2022. In addition, based on Ms. Jensen’s performance in 2021 and to further incentivize her continued performance on behalf of the Company, on April 1, 2022, the compensation committee approved a one-time grant of options to Ms. Jensen to purchase 13,766 shares of our Common Stock with an exercise price of $7.91 per share. Since these options were granted after the end of the 2021 fiscal year, they are not included in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below.

Employment Agreements
We have entered into employment agreements with each of our named executive officers, the material terms of which are described below.

Dr. Joe McCann, Ph.D. Effective January 6, 2020, we entered into an employment agreement with Dr. McCann for the position of Chief Executive Officer, which provides for a base salary of $275,000 (Canadian dollars) per year (subject to periodic adjustment as determined by our Board), an annual incentive bonus of up to 25% of his base salary based upon our Board’s determination that established performance objectives have been met by both us and Dr. McCann, eligibility to participate in our benefits plans generally available to our other executives and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of our Board. Dr. McCann’s base salary was adjusted to $325,000 (Canadian dollars) on November 10, 2020 to reflect a market adjustment for similar roles in the industry. On July 6, 2021, following the consummation of the Business Combination, Dr. McCann's base salary was adjusted to $630,000 (Canadian dollars), his annual incentive bonus was adjusted with a target of 50% of his base salary and his annual performance-based allocation of stock options was adjusted with a target of 300% of his base salary. Dr. McCann is entitled to certain severance benefits upon a termination of his employment by us without “cause” (as defined in his employment agreement) equal to the greater of either (i) three (3) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Dr. McCann is entitled to certain benefits upon a termination of his employment by us without “cause” within 30 days prior to or 12 months after a “change of control” (as defined in his employment agreement), equal to the greater of either (i) six (6) months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted to Dr. McCann will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Dr. McCann entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.

Jessica Jensen Effective August 17, 2020, we entered into an employment agreement with Ms. Jensen for the position of Executive Vice President Clinical Development, which provides for a base salary of $325,000 per year (subject to periodic adjustment as determined by our Board), an annual incentive bonus of up to 25% of her base salary based upon the Board’s determination that established performance objectives have been met by both us and Ms. Jensen, eligibility to participate in our benefits plans generally available to our other executives, and eligibility to receive additional grants of stock options equivalent in shares to 20% of her salary, subject to the approval of our Board. For the 2020 calendar year only, and subject to the achievement of established performance objectives, Ms. Jensen was entitled to receive additional grants of stock options equivalent in shares to 25% of her 2020 base salary and was eligible to receive her annual bonus, if earned, as if she were employed as of January 1, 2020. Pursuant to her employment agreement, Ms. Jensen received a signing bonus of $60,000, which was paid on December 31, 2020, and was granted an option to purchase 125,553 shares of Common Stock which fully vested on September 17, 2020. Ms. Jensen is entitled to certain severance benefits upon a termination of her employment by us without “cause” (as defined in her employment agreement) or her resignation with “good reason” (as defined in her employment agreement), subject to her execution and delivery of a release of claims in favor of POINT in the form satisfactory to us, in the form of (i) a lump sum cash payment equal to 25% of her then current base pay plus 25% of the prior year’s annual bonus, if any; and (ii) so long as Ms. Jensen has been employed by us for three consecutive years, an additional lump sum cash payment equal to one-twelfth of her then current salary multiplied by the number of full years of employment. Additionally, Ms. Jensen is entitled to certain benefits upon a termination of her employment by us without “cause” (as defined in her employment agreement) within 30 days prior to or within 12 months after a “change of control” (as defined in her employment agreement), subject to her execution and delivery of a release of claims in favor of POINT in the form satisfactory to us, in the form of (i) a lump sum cash payment equal to 50% of her then current salary plus 50% of the prior year’s annual bonus, if any and (ii) so long as Ms. Jensen has been employed by us for three consecutive years, an additional lump sum cash payment equal to one-twelfth of her then current salary multiplied by the number of full years of employment. In addition, any unvested stock options granted to Ms. Jensen will vest and be exercisable upon a change in control. Ms. Jensen’s employment agreement also contains non-compete obligations within the United States during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.

Allan Silber Effective January 6, 2020, we entered into an employment agreement with Mr. Silber for the position of Executive Chairman, which provides for a base salary of $275,000 (Canadian dollars) per year (subject to periodic adjustment as determined by our Board), an annual incentive bonus of up to 25% of his base salary based upon our Board’s determination that established performance objectives have been met by both us and Mr. Silber, eligibility to participate in our benefits plans generally available to our other executives and eligibility to receive an annual performance-based allocation of stock options equivalent in shares to 20% of his salary, subject to the approval of our Board. Mr. Silber’s base salary was adjusted to $325,000 (Canadian dollars) on November 10, 2020 to reflect a market adjustment for similar roles in the industry. On July 6, 2021, following the consummation of the Business Combination, Mr. Silber's base salary was adjusted to $570,000 (Canadian dollars), his annual incentive bonus was adjusted with a target of 50% of his base salary and his annual performance-based allocation of stock options was adjusted with a target of 300% of his base salary. Mr. Silber is entitled to certain severance benefits upon a termination of his employment by us without “cause” (as defined in his employment agreement) equal to the greater of either (i) three months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. Additionally, Mr. Silber is entitled to certain benefits upon a termination of his employment by us without “cause” within 30 days prior to or 12 months after a “change of control” (as defined in his employment agreement), equal to the greater of either (i) six months base salary and bonus, with an additional month for each year of service after three years of employment or (ii) the minimum notice or pay in lieu of notice and severance pay, if applicable, that is expressly required by applicable employment standards legislation, plus, in the case of either (i) or (ii), continued participation in company-sponsored benefits for the minimum period expressly required by applicable employment standards legislation. In addition, any unvested stock options granted to Mr. Silber will vest and be exercisable upon a change in control. In connection with the Business Combination, in March 2021, POINT and Mr. Silber entered into an amendment to his employment agreement related to his non-compete obligations during its term and for six months thereafter and non-solicit obligations for 18 months thereafter.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021. The table reflects both vested and unvested option awards. The options were granted pursuant to the 2021 EIP or the 2020 EIP or as special grants and are subject to time-based vesting. Each of the equity awards granted prior to the Business Combination was adjusted to reflect the conversion ratio in the Business Combination.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dr. Joe McCann, Ph.D.	—		—		—	—
Jessica Jensen	125,553	(1)	—		6.97	7/19/2026
Jessica Jensen	—		461,250	(2)	8.47	7/5/2027
Allan Silber	1,696	(3)	5,091	(3)	1.39	3/24/2026
(1)On September 17, 2020, Ms. Jensen’s options to purchase 125,553 shares of our Common Stock fully vested.
(2)These stock options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant (July 6, 2022) with the remaining 75% vesting in three equal annual installments thereafter, conditioned upon Ms. Jensen’s continued employment with POINT through such time.

(3)These stock options, which were granted on March 25, 2020, vested as to 25% of the shares subject to the option on March 18, 2021 with the remaining 75% vesting in three equal annual installments thereafter.

Equity Compensation Plans

POINT Biopharma Global Inc. 2021 Equity Incentive Plan
At the special meeting of RACA stockholders held on June 29, 2021, RACA stockholders considered and approved the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (the “2021 EIP”). The 2021 EIP replaced the 2020 EIP and allows POINT to grant equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. The 2021 EIP is intended to provide such persons with a direct stake in POINT to assure a closer alignment of the interests of such individuals with those of POINT and its stockholders, thereby stimulating their efforts on POINT’s behalf and strengthening their desire to remain with POINT.
We initially reserved 7,438,527 shares of Common Stock for the issuance of awards under the 2021 EIP (the “Initial Limit”). In addition, the maximum aggregate number of shares which may be issued under the 2021 EIP pursuant to incentive stock options is 7,438,527 shares. The 2021 EIP provides that the number of shares reserved and available for issuance under the 2021 EIP will automatically increase each January 1, beginning on January 1, 2022, by 4.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the POINT Board (the “Annual Increase”). As a result, on January 1, 2022, the 2021 EIP reserved amount was increased by 3,604,871. This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in POINT’s capitalization.
As of December 31, 2021, options to purchase 1,203,459 shares of Common Stock were outstanding under the 2021 EIP.
POINT Biopharma Inc. 2020 Equity Incentive Plan
In March 2020, POINT Biopharma Inc.’s board of directors approved the POINT Biopharma Inc. 2020 Equity Incentive Plan (the “2020 EIP”). The 2020 EIP provided for the granting of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other share-based awards to our employees, directors and consultants.
In connection with the Business Combination, the outstanding equity awards under the 2020 EIP were assumed by POINT and each outstanding option to acquire POINT Biopharma Inc.’s common shares (whether vested or unvested) under the 2020 EIP was converted into a substantially equivalent option based on the conversion ratio of the POINT Biopharma Inc. common shares in the Business Combination and remains outstanding under the 2020 EIP. As a result, as of December 31, 2021, options to purchase 2,622,292 were outstanding under the 2020 EIP. No further grants will be made under the 2020 EIP.
Indemnification Agreements
POINT is a party to indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by POINT of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to POINT or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
401(k) Plan
During the fiscal year 2021, we maintained a retirement plan, which is qualified under section 401(k) of the Internal Revenue Code for its U.S. employees. The plan allowed eligible employees to defer, at the employee’s discretion, pretax compensation up to the IRS annual limits. Employees are immediately and fully vested in their contributions. We matched contributions up to 50% of the first 4% of the eligible employee’s compensation or the maximum amount permitted by law.
Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Director Compensation

    Dr. McCann, Mr. Silber and Dr. Fleshner, our Chief Executive Officer, Executive Chairman and Chief Medical Officer, did not receive any compensation from us for their services on the Board during the fiscal year ended December 31, 2021. Dr. McCann’s and Mr. Silber’s compensation during the fiscal year 2021, for their service as Chief Executive Officer and Executive Chairman, respectively, is set forth above in “Executive Compensation—2021 Summary Compensation Table.” In addition, Dr. Fleshner has a consulting agreement with us regarding his position as our Chief Medical Officer. Below is a description of Dr. Fleshner’s agreement with us.
Effective February 22, 2021, we entered into a consulting agreement with Dr. Fleshner, one of our directors, pursuant to which Dr. Fleshner provided consulting services as our Chief Medical Officer until December 31, 2021. Effective January 1, 2022, we renewed the consulting agreement through December 31, 2022. For 2021, the consulting agreement provides for an annual fee equal to $125,000 (Canadian dollars), which increased to $263,800 (Canadian dollars) effective July 6, 2021, and eligibility to receive (i) an annual bonus of up to 40% of his annual fee based upon our Board’s determination that established performance objectives have been met by both us and Dr. Fleshner and (ii) an annual performance-based allocation of stock options equivalent in shares to 20% of his annual fee, subject to the approval of our Board. For 2022, the consulting agreement provides for an annual fee equal to $213,000 (Canadian dollars). The consulting agreement also provides that during the term of the agreement and for twelve months thereafter, Dr. Fleshner will not (i) encourage or solicit any of our employees to leave POINT for any reason or to accept employment with Dr. Fleshner or any other entity and (ii) interfere with or attempt to impair the relationship with us and any of our non-employee consultants and advisors or attempt, directly or indirectly, to solicit, entice, hire or otherwise by inducing any of our non-employee consultants or advisors to terminate association with POINT. Pursuant to the consulting agreement, during 2021, Dr. Fleshner was paid $286,086 (Canadian dollars) and received an option to purchase 25,000 shares of Common Stock with an exercise price of $8.47 per share. These option shares vest 25% on July 6, 2022, provided service continues under the consulting agreement. The remaining 75% of the option shares shall vest in three equal annual installments thereafter, conditioned upon the same. In addition, based on the performance under the 2021 EIP, on March 29, 2022, Dr. Fleshner was granted options to purchase 60,234 shares of our Common Stock, with an exercise price of $8.13 per share, the closing price of our Common Stock on March 29, 2022. Since these options were granted after the end of the 2021 fiscal year, they are not included in the “Director Compensation” table below.
For the fiscal year 2021, prior to the Business Combination, our non-employee director compensation policy provided that each non-employee director was eligible to receive annual cash retainers as follows:
•$12,000 (Canadian dollars) for service as a director;
•$2,200 (Canadian dollars) additional annual cash retainer to any director serving as a member of the Governance Committee or the Compensation Committee and $3,750 (Canadian dollars) for serving as a member of the Audit Committee; and
•$2,700 (Canadian dollars) additional annual cash retainer to any director serving as the chair of the Governance Committee or the Compensation Committee and $4,500 (Canadian dollars) for serving as the chair of the Audit Committee.

Non-Employee Director Compensation Policy

Pursuant to the current Non-Employee Director Compensation Policy as adopted by our Board to be effective as of the consummation of the Business Combination, each director who is not an employee of POINT will be paid the following cash compensation for serving on our Board and on the Board committees, with such compensation to be paid on a quarterly basis in arrears:

Annual Retainer
Board of Directors	$40,000
Lead Director	$20,000
Audit Committee Chair	$7,500
Audit Committee Member	$7,500
Compensation Committee Chair	$5,000
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Chair	$5,000
Nominating and Corporate Governance Committee Member	$5,000

In addition, as a result of the Business Combination, on July 6, 2021, each director other than Dr. McCann, Mr. Silber and Dr. Fleshner, was granted an option to purchase 25,000 shares of Common Stock with an exercise price of $8.47 per share. These option shares vest 25% on the first anniversary of the grant date, with the remaining 75% vesting in three equal annual installments thereafter, subject to the director's continued service on our Board through such time. On the date of each annual meeting of stockholders of POINT, each director, other than Dr. McCann, Mr. Silber, and Dr. Fleshner, will be granted an annual stock option award to purchase shares of Common Stock having a value of $125,000 (USD), calculated by dividing such amount by the Black-Scholes Value as of the date of grant. Each stock option granted to the directors will have a term of six years from the date of grant and will have a per-share exercise price equal to the closing price of the Common Stock on such grant date.
Oversight of Non-Employee Director Compensation
Our non-employee director compensation is overseen by the Compensation Committee, which makes recommendations to our Board on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation to offer to our non-employee directors. Our Board is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. During fiscal year 2021, Mercer also provided compensation review and benchmarking services with respect to non-employee director compensation, as described above under “Executive Compensation Overview — Marketing Position".
2021 Director Compensation Table
The following table presents the total compensation for each person, other than Dr. McCann and Mr. Silber, who served as a member of our Board during fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Dr. Neil Fleshner(1)	—	—	117,425	227,504	344,929
Margaret E. Gilmour(2)	41,153	—	117,425	—	158,578
Jonathan Ross Goodman(2)	41,421	—	117,425	—	158,846
Gerald Hogue(2)	37,580	—	117,425	—	155,005
David C. Lubner	23,750	—	117,425	—	141,175
Dr. Yael Margolin	22,500	—	117,425	—	139,925
Dr. Rajesh K. Malik	22,500	—	117,425	—	139,925
(1)Dr. Fleshner is our Chief Medical Officer and was paid this aggregate amount pursuant to his consulting agreement in fiscal year 2021. Those fees were paid in Canadian dollars and were converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to approximately 1.26 Canadian dollars, which was the Bank of Canada foreign exchange rate on December 31, 2021.
(2)The fees for the first two quarters of 2021 were paid to POINT Biopharma Inc.’s directors prior to the Business Combination and were paid in Canadian dollars. Those fees were as follows: Ms. Gilmour -$14,025 (Canadian dollars); Mr. Goodman - $13,838 (Canadian dollars); and Mr. Hogue - $12,675 (Canadian dollars). The fees for the first two quarters of 2021 were converted to U.S. dollars for purposes of the table using an exchange rate of 1.00 U.S. dollar to approximately 1.26 Canadian dollars, which was the Bank of Canada foreign exchange rate on December 31, 2021. All other fees were paid in U.S. dollars.
(3)On July 6, 2021, each of these directors was granted an option to purchase 25,000 shares of our Common Stock with an exercise price of $8.47 per share as described above.

EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date for:
•each person, or group of affiliated persons, who is known by us to beneficially own greater than five percent (5%) of our outstanding Common Stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days. Shares subject to options that are currently exercisable or exercisable within 60 days of April 14, 2022 are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, POINT believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of POINT is 4850 West 78th Street, Indianapolis, IN 46268. The percentage of beneficial ownership of POINT is calculated based on 90,124,283 shares of Common Stock outstanding as of April 14, 2022.

Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership
Directors and Officers:
Dr. Joe McCann, Ph.D.	3,614,153	4.0
Allan C. Silber(1)	9,181,368	10.2
Dr. Neil Fleshner, M.D. (2)	3,820,778	4.2
Dr. Rajesh K. Malik, M.D.	—	*
Jonathan Ross Goodman(3)	44,840	*
Margaret E. Gilmour(4)	8,968	*
Dr. Yael Margolin, Ph.D.	—	*
Gerald Hogue	8,968	*
David C. Lubner	35,400	*
Jessica Jensen(5)	125,553	*
All Directors and Executive Officers as a group (12 individuals)(6)	16,884,868	18.7
5% Stockholders
RA Capital Management, L.P. (7)	8,856,018	9.8
*    Less than one percent.

(1)Includes 3,393 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 14, 2022. Also includes (i) 313,884 shares of Common Stock held by Mr. Silber’s spouse; (ii) 538,087 shares of Common Stock held by Allan Silber in Trust, of which Mr. Silber is the trustee; (iii) 4,035,655 shares of Common Stock held by Silber Holdings, Inc., a company of which Mr. Silber is the President; and (iiv) 71,744 shares of Common Stock held by Anglian Holdings, LLC, of which Mr. Silber is the sole member and manager. Mr. Silber has sole voting and dispositive power over the shares held by Allan Silber in Trust, Silber Holdings, Inc. and Anglian Holdings, LLC.
(2)Includes (i) 233,171 shares of Common Stock held by 1510789 Ontario Inc., a company owned by Dr. Fleshner; and (ii) 358 shares of Common Stock held by Patricia North in Trust, a trust controlled by Dr. Fleshner’s wife. Dr. Fleshner has sole voting and dispositive power of the shares held by 1510789 Ontario Inc.
(3)Includes 8,968 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 14, 2022. Also includes 35,872 shares of Common Stock held by Long Zone Holdings, Inc., a company owned by Mr. Goodman’s family. Mr. Goodman has sole voting and dispositive power over such shares.
(4)Includes 8,968 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 14, 2022.
(5)Includes 125,553 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 14, 2022.
(6)Includes 207,416 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 14, 2022.
(7)Based solely on Schedule 13D/A filed by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the “Fund”) on September 14, 2021, the Fund holds 4,098,318 shares of Common Stock, RA Capital Nexus Fund, L.P. (the “Nexus Fund”) holds 1,000,000 shares of Common Stock, and Therapeutics Acquisition Holdings LLC (the “Holding Company”) holds 3,757,700 shares of Common Stock. The sole members of the Holding Company are the Fund, the Nexus Fund, and a Separately Managed Account (the “Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund, the Account, and the Nexus Fund, and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of POINT held by the Fund, the Account, or the Nexus Fund, and any securities held by the Holding Company. The Fund, the Nexus Fund and the Account have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the their respective portfolios, including the shares of the Company’s Common Stock. Because the Fund, the Nexus Fund and the Account have divested themselves of voting and investment power over the reported securities and may not revoke that delegation on less than 61 days’ notice, and because the Holding Company’s sole members are the Fund, the Nexus Fund, and the Account, the Fund, the Nexus Fund, the Account and the Holding Company disclaim beneficial ownership of the reported securities for purposes of Section 13(d) of the Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of POINT beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of these securities other than for the purpose of determining their obligations under Section 13(d) of the Act. The address of RA Capital Management L.P. is 200 Berkeley Street, 18th Floor, Boston MA 02116.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
    In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, since January 1, 2020, we have been, POINT Biopharma Inc. has been or we are proposed to be a participant in the following transactions involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of our voting securities or any member of the immediate family of, or any person sharing the household with, any of the foregoing persons (other than tenants or employees), had or will have a direct or indirect material interest.
Amended and Restated Registration and Stockholder Rights Agreement
In connection with the Business Combination, POINT, Therapeutics Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), certain former directors of RACA (the “Director Holders”) and certain former stockholders of

POINT Biopharma Inc. (the “POINT Holders” and, collectively with Sponsor and the Director Holders, the “Holders”) entered into an Amended and Restated Registration and Stockholder Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Holders agreed not to effect any sale or distribution of any equity securities of POINT held by any of them during the 180-day lock-up period described therein and POINT agreed to register for resale, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Common Stock and other equity securities of POINT that are held by the parties thereto from time to time.
In particular, the Registration Rights Agreement provides for the following registration rights:
Shelf registration rights. As soon as practicable but no later than 30 calendar days following the Closing Date, POINT is required to file a shelf registration statement pursuant to Rule 415 of the Securities Act covering resale of all the Holders’ registrable securities on a delayed or continuous basis and use commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof. POINT initially filed a shelf registration statement on Form S-1 corresponding to this requirement on July 30, 2021. At any time POINT has an effective shelf registration statement on file with the SEC, Sponsor and any POINT Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, to sell all or any portion of their registrable securities; provided that POINT is only obligated to effect any such underwritten shelf takedown if the total offering price for the registrable securities to be sold is reasonably expected to exceed, in the aggregate, at least $20 million, and POINT is not required to effect more than one underwritten shelf takedown in any six-month period.
Piggyback registration rights. At any time after the Closing, if POINT or any Holder proposes to conduct a registered offering of, or if POINT proposes to file a registration statement under the Securities Act to register, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of any stockholders of POINT, subject to certain exceptions, the Holders are entitled to include their registrable securities in such registration statement.
Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by POINT and incremental selling expenses, including underwriting discounts and selling commissions, brokerage fees, underwriting marketing costs and, subject to certain exceptions, all fees and expenses of legal counsel, will be borne by the Holders of the registrable securities being registered. The Registration Rights Agreement contains cross-indemnification provisions under which POINT is obligated to indemnify Holders of registrable securities in the event of any untrue or alleged untrue statement of material fact in any registration statement or prospectus covering registrable securities pursuant to the Registration Rights Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement or omission was furnished in writing by such Holder, and Holders of registrable securities are obligated to indemnify POINT for any such untrue or alleged untrue statements of material fact or any such omissions or alleged omissions of material fact to the extent such untrue statement is contained in or such omission is not contained in any information or affidavit furnished in writing by or on behalf of such Holder.
Registrable securities. Securities shall cease to be registrable securities under the Registration Rights Agreement upon the earliest to occur of:
•a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;
•such securities have otherwise been transferred and new certificates for such securities not bearing a legend restricting further transfer has been delivered to POINT and subsequent public distribution of such securities shall not require registration under the Securities Act;
•such securities have ceased to be outstanding;
•such securities have been sold without registration pursuant to Rule 144 under the Securities Act, Section 4(a)(1) of the Securities Act or Rule 145 under the Securities Act; and
•such securities have been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction.

Lock-up. Notwithstanding the foregoing, each Holder may not transfer any shares of Common Stock or any other equity securities convertible into or exercisable or exchangeable for shares of Common Stock held by the Holders immediately following the Closing or any shares of Common Stock issued with respect to equity awards on or after the Closing as permitted under the Registration Rights Agreement for 180 days following the date of the Business Combination, or December 28, 2021, subject to certain customary exceptions and for transfers to certain permitted transferees.
Certain Relationships and Related Person Transactions — RACA
On April 30, 2020, RACA issued 2,875,000 shares (the “Founder Shares”) of RACA’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), to Sponsor in exchange for a capital contribution of $25,000, or approximately $0.01 per share. In June 2020, Sponsor transferred 30,000 Founder Shares to each of Daniel S. Grau, David C. Lubner and Michael P. Gray. On July 8, 2020, RACA effected a 1:1.18 stock split of its Class B Common Stock, resulting in Sponsor holding an aggregate of 3,286,300 Founder Shares and there being an aggregate of 3,392,500 Founder Shares outstanding. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the initial public offering (excluding the private placement shares).
Sponsor purchased, pursuant to a written agreement, 471,400 shares of RACA’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in a private placement, at a price of $10.00 per share for an aggregate purchase price of $4.7 million.
Sponsor and RACA’s executive officers and directors were reimbursed for any out-of-pocket expenses incurred in connection with activities on RACA’s behalf in connection with the completion of the Business Combination, such as identifying potential target businesses and performing due diligence on suitable business combinations. RACA’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.
On April 30, 2020, the Sponsor agreed to loan RACA an aggregate of up to $300,000 to cover expenses related to the RACA’s initial public offering pursuant to a promissory note (the “Note”). In May 2020, RACA borrowed $275,000 under the Note. The loan was non-interest bearing, unsecured and was due at the earlier of the closing of the initial public offering or the date upon which it was determined not to conduct an initial public offering. The loan was fully repaid by RACA in July 2020.
Concurrently with the execution of the Business Combination Agreement, RACA entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and RACA agreed to issue and sell to the PIPE Investors, an aggregate of 16,500,000 shares of Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $165.0 million (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the closing of the Business Combination. As part of the PIPE Financing, affiliates of Sponsor entered into the Subscription Agreements to purchase an aggregate of 4,000,000 shares of Class A Common Stock at a purchase price of $10 per share.
Also, concurrently with the execution of the Business Combination Agreement, the Sponsor, certain affiliates of the Sponsor and POINT Biopharma Inc. entered into the Sponsor Letter Agreement, pursuant to which the affiliates of the Sponsor agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), (ii) waive any adjustment to the conversion ratio set forth in the governing documents of RACA or any other anti-dilution or similar protection with respect to the shares of Class B Common Stock (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), (iii) be bound by certain other covenants and agreements related to the Business Combination and (iv) be bound by certain transfer restrictions with respect to his, her or its shares in RACA prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.
Certain Relationships and Related Person Transactions — POINT Biopharma Inc.
POINT Founders Shares and Private Placements
During the year ended December 31, 2020, POINT Biopharma Inc. issued 13,375,384 common shares at $0.01 per share raising $133,754 (the “POINT Founders Round”). From March 2020 through May 2020, POINT Biopharma Inc. issued 1,058,500 common shares at $5.00 per share, raising $5,292,500 (the “Seed Round”). From June 2020 through August 2020,

POINT Biopharma Inc. issued 800,000 common shares at $25.00 per share, raising $20 million, as part of the POINT Biopharma Inc. Series A private placement financing. In connection with the POINT Biopharma Inc. Series A private placement financing, POINT Biopharma Inc. issued 800,000 share warrants to Western Capital Group, LLC allowing the warrant holder to acquire an additional 800,000 common shares of POINT Biopharma Inc. with a par value of $0.001 per share at an exercise price of $25.00 per share. On January 28, 2021, the Western Capital Group, LLC exercised the warrants and POINT Biopharma Inc. received cash proceeds of $20 million. All outstanding shares of capital stock of POINT Biopharma Inc. were converted into a number of shares of Common Stock of POINT equal to the conversion ratio upon the completion of the Business Combination.
The table below sets forth the number of common shares purchased by POINT Biopharma Inc.’s related parties:

Stockholder	Shares of Common Stock of POINT Biopharma Inc.	Total Cash Purchase Price
Allan C. Silber(1)	4,170,370	$1,835,875
Ariel Shomair(2)	275,000	$1,000,750
Dr. Neil Fleshner(3)	1,375,100	$138,501
Jonathan Ross Goodman(4)	10,000	$250,000
Michael Gottlieb(5)	322,500	$115,500
Western Capital Group, LLC(6)	1,000,000	$25,000,000
(1)    Mr. Silber, Executive Chairman of POINT Biopharma Inc. and Executive Chairman and director of POINT, purchased 1,000,000 common shares in the POINT Founder Round for $10,000. Allan Silber in Trust, a beneficial owner of more than 5% of POINT Biopharma Inc.’s capital stock, purchased (i) 150,000 common shares in the POINT Founder Round for $1,500, (ii) 232,500 common shares in the Seed Round for $1,162,500, and (iii) 5,370 common shares in the POINT Biopharma Inc. Series A private placement for $134,250. Mr. Silber is the trustee of the Allan Silber in Trust. Silber Holdings Inc. purchased 1,125,000 common shares in the POINT Founder Round for $11,250. Mr. Silber is the President of Silber Holdings Inc. Anglian Holdings, LLC purchased 20,000 common shares in the POINT Biopharma Inc. Series A private placement for $500,000. Mr. Silber is the sole member and manager of Anglian Holdings, LLC. David Silber, Hinda Silber, Jay Silber and Leah Silber, immediate family members of Mr. Silber, purchased a total of 1,637,500 common shares in the POINT Founder Round for $16,375. Mr. Silber has no voting or dispositive power over the shares held by David Silber, Hinda Silber, Jay Silber and Leah Silber and disclaims beneficial ownership of all such shares.
(2)    Ariel Shomair, Vice President of Corporate Affairs & Strategy of POINT Biopharma Inc. and Chief of Staff of POINT, purchased (i) 75,000 common shares in the POINT Founder Round for $750 and (ii) 140,000 common shares in the Seed Round for $700,000. Nicole Shomair and Michael Shiman and Benjamin Shomair, immediate family members of Mr. Shomair, purchased a total of 60,000 common shares in the Seed Round for $300,000.
(3)    Dr. Fleshner, a director and Chief Medical Officer of POINT Biopharma Inc. and of POINT, purchased 1,000,000 common shares in the POINT Founder Round for $10,000. 15108789 Ontario Inc., a company owned by Dr. Fleshner, purchased (i) 50,000 common shares in the POINT Founder Round for $500 and (ii) 15,000 common shares in the Seed Round for $75,000. The Fleshner Family Trust, a trust controlled by Dr. Fleshner’s brother, purchased (i) 100,000 common shares in the POINT Founder Round for $1,000 and (ii) 10,000 common shares in the Seed Round for $50,000. 6093353 Ontario Inc., Dr. Fleshner’s brother-in-law’s company, purchased 100,000 common shares in the POINT Founder Round for $1,000. Patricia North in Trust, a trust controlled by Dr. Fleshner’s wife’s purchased 100 common shares in the POINT Founder Round for $1.00. Eleanore Rosenstein, Carole Rosenstein, immediate family members of Dr. Fleshner, purchased a total of 100,000 common shares in the POINT Founder Round for $1,000. Dr. Fleshner has no voting or dispositive power over the shares held by The Fleshner Family Trust, 6093353 Ontario Inc., Patricia North in Trust, Eleanore Rosenstein and Carole Rosenstein and disclaims beneficial ownership of all such shares.
(4)    Jonathan Goodman was a director of POINT Biopharma Inc. and is a director of POINT. Long Zone Holdings Inc., a company owned by Jonathan Goodman’s family, purchased 10,000 common shares in the POINT Biopharma Inc. Series A private placement for $250,000.

(5)    Michael Gottlieb, former Chief Commercial Officer of POINT Biopharma Inc. and of POINT, purchased (i) 300,000 common shares in the POINT Founder Round for $3,000 and (ii) 22,500 common shares in the Seed Round for $112,500.
(6)    Western Capital Group, LLC, a beneficial owner of 5% of POINT Biopharma Inc.’s capital stock, purchased 200,000 shares in the POINT Biopharma Inc. Series A private placement for $5,000,000 and exercised all outstanding warrants on January 28, 2021 to purchase 800,000 common shares for $20,000,000.
Stockholders Agreement and Right of First Refusal
POINT Biopharma Inc. entered into a stockholders agreement dated March 25, 2020 with Dr. Fleshner, Howard Glase, Dr. McCann and Mr. Silber (“POINT Founders and Key Holders”). The stockholders agreement contained agreements among the parties with respect to, among other things, board nominations rights, drag-along rights and restrictions on transfer of shares. The stockholders agreement terminated upon the consummation of the Business Combination. POINT Biopharma Inc. also entered into a Right of First Refusal Agreement dated March 25, 2020, with the POINT Founders and Key Holders. The Right of First Refusal Agreement provided, among other things, a right of first refusal to POINT Biopharma Inc., a secondary refusal right to the Key Holders, and a right of co-sale, in respect of proposed transfers of POINT Biopharma Inc.’s common shares. The Right of First Refusal Agreement terminated upon the consummation of the Business Combination.
Allan Silber’s Guarantee of the Mortgage Loan on the Indianapolis Facility
On July 10, 2020, West 78th Street, LLC, a wholly-owned subsidiary of POINT Biopharma Inc. and a wholly-owned indirect subsidiary of POINT, entered into a Loan and Security Agreement with CIBC Bank USA pursuant to which it obtained a mortgage loan in the amount of $3,562,500 (the “Mortgage Loan”) for the purpose of purchasing land and a 77,000 square-foot building located in Indianapolis, Indiana. The Mortgage Loan was guaranteed by Mr. Silber, Executive Chairman of POINT and, following the Closing, Executive Chairman of POINT. The Mortgage Loan bore interest at 2.85% plus a minimum rate of 1-month LIBOR, subject to a LIBOR floor of 0.25%. The Mortgage Loan required quarterly interest payments, which commenced on October 1, 2020, with the principal amount due at maturity on January 10, 2022. On July 29, 2021, the Mortgage Loan was repaid in full and the related mortgage on the facility in Indianapolis, Indiana and Mr. Silber’s personal guarantee were released.
Policies and Procedures for Related Person Transactions
POINT’s written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Party Transaction” is a transaction, arrangement or relationship in which POINT or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect material interest. A “Related Party” means any person who is or was:
•an executive officer, director or nominee for election as a director of POINT or any of its subsidiaries;
•a greater than five percent (5%) beneficial owner of any class of POINT’s Common Stock or other equity securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee, or beneficial owner of more than five percent (5%) of POINT’s Common Stock or other equity securities, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than five percent (5%) of its voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.
POINT has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
This report is submitted by the Audit Committee of the Company’s Board. The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of POINT, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of Nasdaq. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Margaret E. Gilmour as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee’s general role is to assist the Board in fulfilling its oversight of the Company’s accounting and financial reporting processes, audits of the Company’s financial statements and internal control over financial reporting, and the Company’s financial plans and strategies. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor.
The Audit Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 (the “2021 Financial Statements”) and met with management, as well as with representatives of Armanino LLP, the Company’s independent registered public accounting firm, to discuss the 2021 Financial Statements. The Audit Committee also discussed with members of Armanino LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit Committee received the written disclosures and the letter from Armanino LLP required by applicable requirements of the PCAOB regarding Armanino LLP’s communications with the Audit Committee concerning independence, and discussed with members of Armanino LLP its independence.
The Audit Committee, based on the review and discussions identified above and other matters it deemed relevant, recommended to the Board that the Company’s 2021 Financial Statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Margaret E. Gilmour (chair),
Jonathan Ross Goodman
David C. Lubner

PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Although a stockholder vote is not required, the Board submits the appointment of this accounting firm for approval by the stockholders as a matter of good corporate governance.

The appointment of Armanino as our independent registered public accounting firm will be ratified if the votes cast FOR this proposal exceed the votes cast AGAINST this proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on this proposal. If the stockholders do not ratify Armanino’s appointment, the Audit Committee may reconsider whether to retain Armanino, but still may decide to retain this firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Prior to the Business Combination, Armanino served as the independent registered public accounting firm for POINT Biopharma Inc. since 2021. Representatives of Armanino are expected to be present at the Meeting and will be given the opportunity to address the stockholders and respond to questions.

Change in Certifying Accountant

As previously disclosed in our Current Report on Form 8-K filed on June 30, 2021 (the “Form 8-K”), effective upon the Closing, the Audit Committee approved the dismissal of WithumSmith+Brown, PC (“Withum”), RACA’s independent registered public accounting firm prior to the Business Combination, and the appointment of Armanino as the Company’s independent registered public accounting firm to replace Withum. Withum was informed that it would be replaced by Armanino as the Company’s independent registered public accounting firm as of the Closing on June 30, 2021.

In the Form 8-K, we disclosed that the report of Withum on the financial statements of RACA as of December 31, 2020, and for the period from April 15, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, in the Form 8-K, we disclosed that, during the period from April 15, 2020 (inception) through December 31, 2020, and the subsequent interim period, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, as disclosed in the Form 8-K, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurring within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.

Armanino audited the consolidated balance sheets of POINT Biopharma Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020 and the period from September 18, 2019 (inception) through December 31, 2019. During the year ended December 31, 2020 and the period from September 18, 2019 (inception) through December 31, 2019 and the subsequent interim period prior to the Closing, neither the Company nor anyone on its behalf consulted with Armanino regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Armanino concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Firm Fees and Services

The following is a summary and description of fees paid by us to Armanino for the fiscal year ended December 31, 2020 and 2021. The fees do not include fees paid by RACA to Withum prior to the Business Combination or related to audits and reviews of consolidated financial statements and other historical information of RACA included in the Company’s registration statements and proxy statement.

	2021	2020
Audit Fees(1)	$269,548	$157,056
Audit-Related Fees(2)	86,814	—
Tax Fees	—	—
All Other Fees	—	—
(1)     Fees for services related to the audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s unaudited interim consolidated financial statements, and consultation on significant accounting matters.

(2)     Fees for audit-related services to the Company include fees relating to services performed in connection with our securities offerings, in each case including consents and review of documents filed with the SEC and other offering documents in connection with the Company's registration statements on Form S-4, Form S-1 and Form S-8.

The Audit Committee exercised its responsibility to pre-approve all services provided by Armanino within the categories listed above. The Audit Committee delegates to the Chair of the Committee the authority to pre-approve fees for services to be provided by Armanino until all such pre-approval decisions are reported to the Audit Committee at its next scheduled meeting for review and approval.
Voting Requirement to Approve Proposal
For Proposal II, a majority of the votes properly cast is required to ratify the appointment of Armanino as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act, requires our executive officers, directors, and persons who own more than ten percent of our Common Stock to file with the SEC of reports of their ownership and changes in their ownership of our Common Stock. Based solely on our review of such reports filed electronically with the SEC and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2021, our executive officers, directors, and persons who beneficially own more than ten percent of our Common Stock complied with all Section 16(a) filing requirements, except for one transaction that was omitted from Mr. Silber’s Form 4 filed on June 30, 2021, which was later reported on a Form 5.
STOCKHOLDER COMMUNICATIONS
Any interested party with concerns about the Company may report such concerns to the Board, the Executive Chairman or Lead Director of the Board or the Nominating and Corporate Governance Committee, by submitting a written communication to the following address:
POINT Biopharma Global Inc.
4850 West 78th Street
Indianapolis, Indiana 46268
Attention: Secretary
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder or other interested party.
A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The recipient may discuss the matter with the Company’s legal counsel, with independent advisors, with non-employee directors or with the Company’s management, or may take other action or no action as the recipient determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters through our whistleblower hotline. Complaints may be made to our whistleblower by email at whistleblower@pointbiopharma.com or phone at 1-833-461-3644.
HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This practice, which is commonly referred to as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. POINT and some brokers may participate in the practice of “householding” proxy materials unless contrary instructions have been received from the affected stockholders. POINT will promptly deliver a separate copy of this proxy statement to any stockholder upon oral or written request directed to POINT via the following means of communication: by mail at 4850 West 78th Street, Indianapolis, IN, Attention: Investor Relations or by telephone at 317-543-9957. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.

ANNUAL REPORT

The POINT website (www.pointbiopharma.com) provides information about the Company. We will provide without charge to each person whose proxy is solicited, on the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC. Such written request should be directed to POINT Biopharma Global Inc., 4850 West 78th Street Indianapolis, Indiana 46268, Attention: Secretary. Each such request must set forth a good faith representation that, as of April 14, 2022, the person making the request was a beneficial owner of securities entitled to vote at the Meeting. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

A copy of the Company’s annual report to stockholders containing our audited financial statements for the fiscal year ended December 31, 2021 accompanies this proxy statement. This annual report is not deemed a part of the proxy soliciting material.
OTHER MATTERS

    We know of no other matters to be brought before the Meeting, but if other matters are properly brought up before or at the Meeting, the officers named in your proxy will vote as recommended by the Board on such matters, or if the Board does not give a recommendation, they will have discretion to vote in accordance with their best judgment on such matters, in each case to the extent permitted under the federal securities laws.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

POINT BIOPHARMA GLOBAL INC.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically over the Internet, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on June 1, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://cstproxy.com/pointbiopharma/2022

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Directors
   (1) Jonathan R. Goodman
   (2) Rajesh K. Malik, M.D.

   FOR all Nominees listed to the left ☐ | WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

   FOR ☐ | AGAINST ☐ | ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature____________________**Signature, if held jointly**____________________**Date**__________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/pointbiopharma/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

POINT BIOPHARMA GLOBAL INC.

The undersigned appoints Dr. Joe McCann, Ph.D. and Bill Demers, FCPA, FCA, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of POINT Biopharma Global Inc. held of record by the undersigned at the close of business on April 14, 2022 at the Annual Meeting of Stockholders of POINT Biopharma Global Inc. to be held on June 2, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)